UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2016

Commission File Number: 001-36261

CHC Group Ltd.

(Exact name of Registrant as specified in its charter)

Cayman Islands	98-0587405

(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

190 Elgin Avenue

George Town

Grand Cayman, KY1-9005

Cayman Islands

(Address of principal executive offices, including zip code)

(604) 276-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Director

Effective May 5, 2016, the board of directors (the “Board”) of CHC Group Ltd. (the “Company”) elected William L. Transier to serve on the Board as a Class II director until the Company’s 2018 annual general meeting of shareholders, or until his earlier death, resignation, retirement, disqualification or removal in accordance with the Articles of Association of the Company. The Board has determined that Mr. Transier is an independent director as defined under the rules of the New York Stock Exchange. On the same day, Mr. Transier was elected to serve on the Audit Committee and the Health, Safety and Environment Committee. Mr. Transier’s election was recommended to the Board by its Nominating and Corporate Governance Committee.

In light of the Company’s previously announced voluntary petitions in the United States Bankruptcy Court seeking relief under Chapter 11 of Title 11 of the United States Code and inherent obligations of being a member of the Board during this time, the Company is not in a position to offer equity grants to directors as a component of compensation. Concurrently with Mr. Transier’s election to Board, the Board amended its Compensation Terms for Independent Non-Employee Directors, or Compensation Terms. Current and future independent Board members such as Mr. Transier will be entitled to receive an annual retainer of $125,000, payable quarterly in arrears. Mr. Transier will also receive a supplemental annual retainer of $10,000 as a member of the Audit Committee of the Board, and a supplemental annual retainer of $5,000 as a member of the Health, Safety and Environment Committee. Amounts will be pro-rated for the period of his service. While the annual retainer under the Compensation Terms was increased from $90,000 to $125,000 to compensate for the loss of equity grants, the previous level of committee participant fees under the Compensation Terms remains unchanged.

In connection with joining the board of directors, Mr. Transier became a beneficiary of the Company’s standard form of indemnification agreement. The indemnification agreement provides, among other things, that the Company will indemnify Mr. Transier for certain expenses which he may be required to pay in connection with certain claims to which he may be made a party by reason of his position as a director of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Articles of Association. The form of indemnification agreement was previously filed as Exhibit 10.22 to the Company’s Registration Statement on Form S-1 (No. 333-198876) as filed with the Securities and Exchange Commission on September 22, 2014, and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Transier and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Transier and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Transier and the Company.

Mr. Transier, 61, is the founder and has served as Chief Executive Officer of Transier Advisors, LLC since 2015. Prior to 2015, Mr. Transier was a founder and served as the Chairman, Chief Executive Officer and President of Endeavour International Corporation from October 2006 to December 1, 2014. He served as a Co-Chief Executive Officer of Endeavour International Corporation from February 26, 2004 to October 2006. On October 10, 2014, Endeavour filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. The Chapter 11 case was dismissed in November of 2015 by virtue of a structured settlement agreement. Mr. Transier served as Executive Vice President and Chief Financial Officer of Ocean Energy, Inc. from March of 1999 to April of 2003, when Ocean Energy merged with Devon Energy Corporation. From September of 1998 to March of 1999, Mr. Transier served as Executive Vice President and Chief Financial Officer of Seagull Energy Corporation when Seagull Energy merged with Ocean Energy. From May of 1996 to September of 1998, he served as Senior Vice President and Chief Financial Officer of Seagull Energy Corporation. Prior thereto, Mr. Transier served in various roles including partner in the audit department and head of the Global Energy practice of KPMG LLP from June of 1986 to April of 1996. Mr. Transier is the Lead Independent Director of Helix Energy Solutions Group and he has served on its board since October 2000. Since August of 2014 Mr. Transier has been a member of the Board of Directors of Paragon Offshore plc. From December of 2006 to December of 2012, Mr. Transier was a member of the Board of Directors of Cal Dive International, Inc. He served as Lead Director of Cal Dive from May of 2009 until December of 2012. Until June of 2009, Mr. Transier was a member of the Board of Directors of Reliant Energy, Inc. Mr. Transier graduated from the University of Texas with a Bachelor of Business Administration with honors in accounting. He received his Masters in Business Administration from Regis University and attended the International Program at Wharton Business School. Mr. Transier studied law at the University of Houston Law Center.

A copy of the Company’s press release announcing the appointment of Mr. Transier is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events

On May 9, 2016, CHC Group Ltd. (“CHC”) issued a press release relating to the approval of the United States Bankruptcy Court for the Northern District of Texas (the “Court”) of the Company’s “first day” motions. The Court’s approval will grant CHC the authority to, among other things, continue paying employee salaries and providing healthcare coverage and benefits without interruption, access its cash and cash collateral and continue its current cash management system, and maintain and honor customer deposits in the normal course throughout the court-supervised restructuring process. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 cases is highly speculative and poses substantial risks. Although the Company does not yet have a plan of reorganization or an agreement with creditors and lessors for such a plan, no assurance can be given that, when the reorganization is completed, its ordinary shares will not be cancelled without any distribution being made to shareholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated May 9, 2016 titled “CHC Group Appoints William L. Transier to Board of Directors”
99.2	Press Release dated May 9, 2016 titled “CHC Group Receives Court Approval of “First Day” Motions to Support Business Operations”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2016

/s/ Hooman Yazhari
Name: Hooman Yazhari
Title: Senior Vice President, Legal and Administration (Duly Authorized Officer)